EXHIBIT 11.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 ----------------------------------------------

                 BASIC EARNINGS PER SHARE                            SHARES
                 ------------------------                            ------

                 Basic shares outstanding at December 31, 2000      1,958,056


                       NET EARNINGS             $  325,124       $.17 per share
                 ------------------------       ----------
                 Basic shares outstanding        1,958,056


                 DILUTED EARNINGS PER SHARE                          SHARES
                 --------------------------                          ------

                 Basic shares outstanding at December 31, 2000      1,958,056
                 Stock Options-common stock equivalents                68,001
                                                                    ---------
                 Diluted shares outstanding at December 31, 2000    2,026,057


                        NET EARNINGS            $  325,124       $.16 per share
                 --------------------------     ----------
                 Diluted shares outstanding      2,026,057